LIMITED POWER OF ATTORNEY
WITH RESPECT TO
FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICIES
AND
AMERICAN FAMILY VARIABLE ACCOUNT I

KNOW ALL MEN BY THESE PRESENTS that William Todd Fancher, whose signature appears below, hereby constitutes and appoints Ann F. Wenzel and David C. Holman, or either of them acting alone, his attorneys-in-fact, with the power of substitution, for him in any and all capacities, to sign any registration statements and amendments thereto, with registration numbers 333-147408 or 333-44956 under the Securities Act of 1933 for securities issued in connection with flexible premium variable universal life insurance policies funded by American Family Variable Account I, and to file the same, with exhibits thereto and other documents in connection with therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or his or her substitutes, may do or cause to be done by virtue hereof.

/s/ William Todd Fancher
Willaim Todd Fancher
April 11, 2014